Exhibit 99.2
Your Vote Is Important!
If you do not vote by telephone or Internet, please sign and date this proxy card and return it in the enclosed postage-paid envelope to
If you vote by telephone or Internet, it is not necessary to return this proxy card.
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
thinkorswim GROUP INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2009
The undersigned stockholder of thinkorswim Group Inc. (the “Company”) hereby appoints Lee Barba, Ida Kane and Paul Helbling, and each of them, the proxies of the undersigned, with power to act without the other and with full power of substitution, to attend and represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the Hilton New York, located at 1335 Avenue of the Americas, New York, New York 10019 on June 9, 2009, at 9:00 A.M. local time and at any adjournment or postponement thereof, and to vote all of such shares that the undersigned is entitled to vote at such Special Meeting or at any adjournment or postponement thereof, as stated on the reverse side.
When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder. If no instructions are specified, this proxy, if signed, will be voted “FOR” on Proposals 1, 2, 3 and 4. If any other business is properly presented at the Special Meeting, this proxy will be voted by the named proxies in their discretion. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.
Should the undersigned be present and elect to vote at the Special Meeting or any adjournment or postponement thereof and after notification in writing to the Secretary of the Company at the Special Meeting of the undersigned’s decision to terminate this proxy at any time before its exercise, then the power of such proxies shall be deemed terminated and of no further force and effect.
(Continued and to be signed on the reverse side)

thinkorswim GROUP INC. OFFERS STOCKHOLDERS OF RECORD THREE WAYS TO VOTE YOUR PROXY
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING
This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-381-4017, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Daylight Time on June 8, 2009.

DETACH BELOW AND RETURN USING
THE ENVELOPE PROVIDED ONLY IF
YOU ARE VOTING BY MAIL

INTERNET VOTING
Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Daylight Time on June 8, 2009.

VOTING BY MAIL
Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, and 4.

1. Adoption of the Agreement and Plan of Merger, dated as of January 8, 2009, by and among TD AMERITRADE Holding Corporation, Tango Acquisition Corporation One (“Merger Sub One”), Tango Acquisition Corporation Two (“Merger Sub Two”) and thinkorswim Group Inc., and the transactions contemplated thereby, as described in the proxy statement/prospectus (pursuant to which Merger Sub One will merge with and into thinkorswim, with thinkorswim as the interim surviving corporation, immediately followed by a merger of thinkorswim, as the interim surviving corporation, with and into Merger Sub Two, with Merger Sub Two as the final surviving corporation. As a result, thinkorswim will become a wholly-owned subsidiary of TD AMERITRADE).

2. Approve adjournments of the thinkorswim Group Inc. Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the thinkorswim Group Inc. Special Meeting to approve the above proposal.

3. Approve a stock option exchange program that, subject to the completion of the merger and approval of proposal 4, will permit thinkorswim’s eligible employees and consultants to exchange underwater thinkorswim options for thinkorswim restricted stock units.

4. Approve an amendment to thinkorswim’s Second Amended and Restated 2001 Stock Option Plan to permit the grant of thinkorswim restricted stock units, which will be assumed by TD AMERITRADE if the merger agreement and proposal 3 are approved and the merger is completed.

  Dated:                     , 2009
Signature(s)
  Signature(s)
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE.

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